CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-289165 on Form S-6 of our report dated October 9, 2025, relating to the financial statement of FT 12469, comprising FTP S&P Dvd. Aristocrats Target 25 4Q '25 (FTP S&P Dividend Aristocrats Target 25 Portfolio, 4th Quarter 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 9, 2025